Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. DECLARES

FIRST QUARTER 2010 DIVIDEND OF $0.40 PER SHARE

VERO BEACH, FL -- March 5, 2010

The Board of Directors of ARMOUR Residential REIT, Inc. (OTCBB: AMRR common and AMRRW warrants) (“ARMOUR” or the “Company”) today declared a quarterly dividend of $0.40 per common share for the first quarter of 2010. The dividend will be paid on Thursday, April 29, 2010 to stockholders of record on March 15, 2010, with an ex-dividend date of March 11, 2010.

The Company believes that the dividend will be paid from taxable REIT earnings earned in the first quarter of 2010. The Company estimates that “Core Earnings” will be approximately $0.37 per common share for the first quarter of 2010 and that earnings from gain on sale of agency mortgage backed securities will be approximately $0.03 per common share. “Core Earnings” represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses, gains or losses on sales of securities and termination of interest rate hedges, unrealized gains or losses on interest rate hedges, and certain non-recurring expenses. GAAP earnings, which will be announced with the filing of the Company’s first quarter 2010 Form 10-Q, may differ from Core earnings as GAAP earnings will take into effect the unrealized change in the value of the Company’s interest rate hedging program.

ARMOUR’s residential mortgage backed securities portfolio consists of hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by the U.S. Government-chartered entities the Federal National Mortgage Association (more commonly known as Fannie Mae), the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), and the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae). On February 10, 2010 Fannie Mae and Freddie Mac announced plans to buy-out seriously delinquent mortgages (120 days or more delinquent) from pools which those agencies have issued. ARMOUR owns pools which may be subject to the announced buy-outs. The Company believes that the agency buy-outs will have no material impact on the Company’s portfolio value and first and second quarter 2010 net income. On March 4, 2010, the agencies reported payment information which affects the holders of record for securities as of the last day of February 2010. ARMOUR’s portfolio had an estimated weighted average annualized constant prepayment rate of 22% (or 22 CPR).

The Company also announced today that it expects to file a Form 10-K with the Securities and Exchange Commission for 2009 prior to the end of March 2010. As of the date of this announcement, the Company believes that it will report that shareholder’s equity, as of December 31, 2009 was approximately $21.49 million, or approximately $9.32 per common share.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation focused on investing in residential mortgage-backed securities. ARMOUR is externally managed and advised by ARMOUR RESIDENTIAL MANAGEMENT LLC (“ARRM”). ARMOUR intends to elect and qualify to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ending December 31, 2009.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission ("SEC"). All subsequent written and oral forwardlooking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the company at the SEC's Internet site at http://www.sec.gov/, www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 956 Beachland Blvd., Suite #11, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

Jeffrey Zimmer

Co-Chief Executive Officer, President and Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340